As filed with the Securities and Exchange Commission on March 7, 2014

Registration No. 333-175340

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 6 TO

FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Industrial Income Trust Inc.

(Exact name of registrant as specified in its charter)

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Telephone (303) 228-2200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dwight L. Merriman

Chief Executive Officer

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Telephone (303) 228-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

copies to:

Judith D. Fryer, Esq.

Alice L. Connaughton, Esq.

Greenberg Traurig, LLP

200 Park Avenue

New York, New York 10166

(212) 801-9200

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters the securities that remain unsold under the registration statement as of the date hereof other than those securities registered under the registrant’s distribution reinvestment plan.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

This Post-Effective Amendment No. 6 to the Registration Statement on Form S-11 (Registration No. 333-175340) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SHARES

Industrial Income Trust Inc. (the “Company”) has terminated the primary offering made pursuant to its registration statement on Form S-11 (File No. 333-175340) declared effective April 17, 2012 (the “Registration Statement”), and in accordance with the Company’s undertaking pursuant to Item 512(a)(3) of Regulation S-K, the Company is filing this Post-Effective Amendment No. 6 to the Registration Statement to deregister 72,792,853 shares or $757,045,672 (assuming the $10.40 per share primary offering price) in unsold primary offering shares of its common stock. Pursuant to the Registration Statement, the Company registered $1,800,000,000 in shares of common stock for its primary offering and $600,000,000 in shares of common stock for issuance pursuant to its distribution reinvestment plan. From time to time, the Company continues to offer the distribution reinvestment plan shares registered on the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, state of Colorado on March 7, 2014.

INDUSTRIAL INCOME TRUST INC.

By:	/s/ Dwight L. Merriman III
Dwight L. Merriman III Chief Executive Officer and Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

	Signatures	Title	Date

By:	/s/ Dwight L. Merriman III	Chief Executive Officer and Director (Principal Executive Officer)	March 7, 2014
Dwight L. Merriman III

By:	/s/ Evan H. Zucker	Chairman of the Board of Directors and Director	March 7, 2014
Evan H. Zucker

By:	/s/ Thomas G. McGonagle	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 7, 2014
Thomas G. McGonagle

By:	/s/ Marshall M. Burton*	Director	March 7, 2014
Marshall M. Burton

By:	/s/ Charles B. Duke*	Director	March 7, 2014
Charles B. Duke

By:	/s/ Stanley A. Moore*	Director	March 7, 2014
Stanley A. Moore

*	Signed on behalf of the named individuals by Thomas G. McGonagle under power of attorney.